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EXHIBIT NUMBER 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table shows the computation of the basic and diluted earnings per share for the three months ended March 31 (dollars in thousands, except per share amounts):

-------------------------------------------------------------------------------------------------------------
                                        Net income        Weighted average number         Earnings per share
                                                          of shares
-------------------------------------------------------------------------------------------------------------
          3/31/01
-------------------------------------------------------------------------------------------------------------
Earnings per share, basic                       $1,612                  7,457,018                      $0.22
-------------------------------------------------------------------------------------------------------------
Effect of stock options-net                                               158,017
                                                                          -------
-------------------------------------------------------------------------------------------------------------
Earnings per share, diluted                     $1,612                  7,615,035                      $0.21
-------------------------------------------------------------------------------------------------------------
          3/31/00
-------------------------------------------------------------------------------------------------------------
Earnings per share, basic                       $1,601                  7,440,545                      $0.22
-------------------------------------------------------------------------------------------------------------
Effect of stock options-net                                               371,482
                                                                          -------
-------------------------------------------------------------------------------------------------------------
Earnings per share, diluted                     $1,601                  7,812,027                      $0.20
-------------------------------------------------------------------------------------------------------------







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